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                                                                   EXHIBIT 3.105

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:31 AM 01/11/2001
   010019944 - 3343425

                            CERTIFICATE OF FORMATION
                                       OF
                    BHC STREAMWOOD MANAGEMENT SERVICES, LLC

                  The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

                  FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is BHC Streamwood Management Services, LLC.

                  SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

Executed on January 10, 2001

                                                    /s/ Paul D. Gilbert, Esq.
                                                    ----------------------------
                                                    Paul D. Gilbert, Esq.
                                                    Authorized Person

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 03/22/2001
                                                          010142542 - 3343425

                                 CERTIFICATE OF
                                AMENDMENT TO THE
                           CERTIFICATE OF FORMATION OF
                     BHC STREAMWOOD MANAGEMENT SERVICES, LLC

BHC Streamwood Management Services, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the "Act"), for the purpose of amending its Certificate of Formation pursuant to Section 18-202 of the Act, hereby certified that Paragraph 1 of the Certificate of Formation is amended to read in its entirety as of follows:

                  1. The name of the limited liability company is BHC Management Services of Streamwood, LLC.

                  IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized person as of the 21 day of March, 2001.

                                         BHC Streamwood Management Services, LLC

                                         By: /s/ William P. Barnea
                                             -----------------------------------
                                             William P. Barnea
                                             Authorized Person